Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 28, 2017 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months and year ended January 31, 2017.

Financial Highlights

Below is selected unaudited financial information for the three months and year ended January 31, 2017 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2017 - GAAP	Three Months Ended January 31, 2017 - Non-GAAP
Revenue: $295.9 million(1)	Revenue: $299.5 million(1)
Operating income: $19.4 million	Operating income: $72.4 million
Diluted net income per share: $0.13	Diluted net income per share: $0.90

Year Ended January 31, 2017 - GAAP	Year Ended January 31, 2017 - Non-GAAP
Revenue: $1,062.1 million(1)	Revenue: $1,072.7 million(1)
Operating income: $17.4 million	Operating income: $204.6 million
Net loss per share: $(0.47)	Diluted net income per share: $2.51

(1) Please refer to Table 6 for constant currency revenue information, and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

CEO Commentary
"Our fourth quarter is typically our strongest quarter of the year and we are pleased with our strong sequential and year-over-year revenue increase in Q4 in both Customer Engagement and Cyber Intelligence," said Dan Bodner, Verint CEO and President.
"In Customer Engagement, fourth quarter revenue increased 8% sequentially and 6% year-over-year on a constant currency basis. We continue to expand our portfolio with a flexible hybrid cloud deployment strategy. We are pleased with our progress and expect our cloud revenue to increase more than 25%, driving mid-single digit revenue growth in the current year for Customer Engagement," said Dan Bodner, Verint CEO and President.
"In Cyber Intelligence, fourth quarter revenue increased 26% sequentially and 7% year-over year on a constant currency basis reflecting a better global spending environment and increasing demand for our cyber intelligence solutions. Our strong finish to the year, and recent business activity, has contributed to our improved outlook of high-single digit revenue growth in the current year for Cyber Intelligence", concluded Bodner.

Financial Outlook

Below is Verint's non-GAAP outlook for the year ending January 31, 2018.

•	We expect revenue as follows:

•	In our Customer Engagement segment, we expect mid-single digit revenue growth.

•	In our Cyber Intelligence segment, we expect high-single digit revenue growth.

•	Based on the above, we expect total revenue of $1.14 billion with a range of +/- 2% and diluted earnings per share of $2.70 at the midpoint.

Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $68 million.

•	Amortization of discount on convertible notes of approximately $11 million.

Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $9 million and $12 million for the year ending January 31, 2018.

•
Stock-based compensation is expected to be between approximately $60 million and $70 million for the year ending January 31, 2018, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable to assess the probable significance of other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP tax adjustments due to the level of unpredictability and uncertainty associated with these items. Actual amounts for these measures for the three months and year ended January 31, 2017 appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2017 and outlook for the year ending January 31, 2018. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 88328037. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3 and 6 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we incorporate into our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to privacy, information security, trade compliance, anti-corruption, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Xura, Inc. (formerly, Comverse, Inc.), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles, tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ADTECH, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2017	2016	2017	2016
Revenue:
Product	$124,332	$115,267	$378,504	$455,406
Service and support	171,527	165,527	683,602	674,860
Total revenue	295,859	280,794	1,062,106	1,130,266
Cost of revenue:
Product	40,824	33,315	123,279	145,071
Service and support	66,086	59,485	261,978	248,061
Amortization of acquired technology	9,358	8,878	37,372	35,774
Total cost of revenue	116,268	101,678	422,629	428,906
Gross profit	179,591	179,116	639,477	701,360
Operating expenses:
Research and development, net	42,223	42,909	171,070	177,650
Selling, general and administrative	106,872	98,239	406,952	412,728
Amortization of other acquired intangible assets	11,113	10,764	44,089	43,130
Total operating expenses	160,208	151,912	622,111	633,508
Operating income	19,383	27,204	17,366	67,852
Other income (expense), net:
Interest income	353	498	1,048	1,490
Interest expense	(8,986)	(8,520)	(34,962)	(33,885)
Other expense, net	(4,266)	(4,562)	(6,926)	(12,277)
Total other expense, net	(12,899)	(12,584)	(40,840)	(44,672)
Income (loss) before (benefit) provision for income taxes	6,484	14,620	(23,474)	23,180
(Benefit) provision for income taxes	(1,975)	(4,167)	2,772	952
Net income (loss)	8,459	18,787	(26,246)	22,228
Net income attributable to noncontrolling interest	441	1,282	3,134	4,590
Net income (loss) attributable to Verint Systems Inc.	$8,018	$17,505	$(29,380)	$17,638

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.13	$0.28	$(0.47)	$0.29
Diluted	$0.13	$0.28	$(0.47)	$0.28

Weighted-average common shares outstanding:
Basic	62,558	62,260	62,593	61,813
Diluted	63,207	62,900	62,593	62,921

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2017	2016	2017	2016
GAAP Revenue By Segment:
Customer Engagement	$186,887	$178,866	$705,897	$694,857
Cyber Intelligence	108,972	101,928	356,209	435,409
GAAP Total Revenue	$295,859	$280,794	$1,062,106	$1,130,266

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$3,656	$964	$10,266	$3,441
Cyber Intelligence	24	83	324	934
Total Revenue Adjustments Related to Acquisitions	$3,680	$1,047	$10,590	$4,375

Non-GAAP Revenue By Segment:
Customer Engagement	$190,543	$179,830	$716,163	$698,298
Cyber Intelligence	108,996	102,011	356,533	436,343
Non-GAAP Total Revenue	$299,539	$281,841	$1,072,696	$1,134,641

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2017	2016	2017	2016

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$179,591	$179,116	$639,477	$701,360
GAAP gross margin	60.7%	63.8%	60.2%	62.1%
Revenue adjustments related to acquisitions	3,680	1,047	10,590	4,375
Amortization of acquired technology	9,358	8,878	37,372	35,774
Stock-based compensation expenses	3,014	2,111	8,587	7,185
Acquisition expenses, net	—	(3)	2	118
Restructuring expenses	460	1,566	2,289	3,002
Impairment charges	—	923	—	3,205
Non-GAAP gross profit	$196,103	$193,638	$698,317	$755,019
Non-GAAP gross margin	65.5%	68.7%	65.1%	66.5%

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$19,383	$27,204	$17,366	$67,852
As a percentage of GAAP revenue	6.6%	9.7%	1.6%	6.0%
Revenue adjustments related to acquisitions	3,680	1,047	10,590	4,375
Amortization of acquired technology	9,358	8,878	37,372	35,774
Amortization of other acquired intangible assets	11,113	10,764	44,089	43,130
Stock-based compensation expenses	19,926	14,292	65,608	64,549
Acquisition expenses, net	4,824	493	12,887	7,013
Restructuring expenses	3,523	6,993	15,743	17,325
Impairment charges	—	923	—	3,205
Other adjustments	568	130	969	991
Non-GAAP operating income	$72,375	$70,724	$204,624	$244,214
As a percentage of non-GAAP revenue	24.2%	25.1%	19.1%	21.5%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(12,899)	$(12,584)	$(40,840)	$(44,672)
Unrealized losses (gains) on derivatives, net	79	(2)	558	(3)
Amortization of convertible note discount	2,720	2,581	10,668	10,123
Acquisition expenses, net	(192)	1,364	(136)	2,984
Restructuring expenses	44	42	263	337
Impairment charges	—	—	2,400	—
Non-GAAP other expense, net(1)	$(10,248)	$(8,599)	$(27,087)	$(31,231)

Table of Reconciliation from GAAP (Benefit) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit) provision for income taxes	$(1,975)	$(4,167)	$2,772	$952
GAAP effective income tax rate	(30.5)%	(28.5)%	(11.8)%	4.1%
Non-GAAP tax adjustments	7,032	8,335	12,927	16,213
Non-GAAP provision for income taxes	$5,057	$4,168	$15,699	$17,165
Non-GAAP effective income tax rate	8.1%	6.7%	8.8%	8.1%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$8,018	$17,505	$(29,380)	$17,638
Revenue adjustments related to acquisitions	3,680	1,047	10,590	4,375
Amortization of acquired technology	9,358	8,878	37,372	35,774
Amortization of other acquired intangible assets	11,113	10,764	44,089	43,130
Stock-based compensation expenses	19,926	14,292	65,608	64,549
Unrealized losses (gains) on derivatives, net	79	(2)	558	(3)
Amortization of convertible note discount	2,720	2,581	10,668	10,123
Acquisition expenses, net	4,632	1,857	12,751	9,997
Restructuring expenses	3,567	7,035	16,006	17,662
Impairment charges	—	923	2,400	3,205
Other adjustments	568	130	969	991
Non-GAAP tax adjustments	(7,032)	(8,335)	(12,927)	(16,213)
Total GAAP net income (loss) adjustments	48,611	39,170	188,084	173,590
Non-GAAP net income attributable to Verint Systems Inc.	$56,629	$56,675	$158,704	$191,228

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.13	$0.28	$(0.47)	$0.28
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.90	$0.90	$2.51	$3.04

GAAP diluted weighted-average shares used in computing net income (loss) per common share attributable to Verint Systems Inc.	63,207	62,900	62,593	62,921
Additional weighted-average anti-dilutive shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc.	—	—	538	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	63,207	62,900	63,131	62,921

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$8,018	$17,505	$(29,380)	$17,638
Net income attributable to noncontrolling interest	441	1,282	3,134	4,590
(Benefit) provision for income taxes	(1,975)	(4,167)	2,772	952
Other expense, net	12,899	12,584	40,840	44,672
Depreciation and amortization(2)	28,033	26,037	111,040	103,175
Revenue adjustments related to acquisitions	3,680	1,047	10,590	4,375
Stock-based compensation expenses	19,926	14,292	65,608	64,549
Acquisition expenses, net	4,824	493	12,887	7,013
Restructuring expenses	3,456	7,023	15,006	17,207
Impairment charges	—	923	—	3,205
Other adjustments	568	130	969	991
Adjusted EBITDA	$79,870	$77,149	$233,466	$268,367

			January 31,
			2017	2016
Table of Reconciliation from Gross Debt to Net Debt

Current maturities of long-term debt			$4,611	$2,104
Long-term debt			744,260	735,983
Unamortized debt discounts and issuance costs			60,571	73,055
Gross debt			809,442	811,142

Less:
Cash and cash equivalents	307,363	352,105
Restricted cash and bank time deposits	9,198	11,820
Short-term investments	3,184	55,982
Net debt	$489,697	$391,235

 (1) For the three months ended January 31, 2017, non-GAAP other expense, net of $10.2 million was comprised of $6.1 million of interest and other expense, and $4.1 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$307,363	$352,105
Restricted cash and bank time deposits	9,198	11,820
Short-term investments	3,184	55,982
Accounts receivable, net of allowance for doubtful accounts of $1.8 million and $1.2 million, respectively	266,590	256,419
Inventories	17,537	18,312
Deferred cost of revenue	3,621	1,876
Prepaid expenses and other current assets	64,561	57,598
Total current assets	672,054	754,112
Property and equipment, net	77,551	68,904
Goodwill	1,264,818	1,207,176
Intangible assets, net	235,259	246,682
Capitalized software development costs, net	9,509	11,992
Long-term deferred cost of revenue	5,463	13,117
Deferred income taxes	21,510	17,528
Other assets	76,620	36,224
Total assets	$2,362,784	$2,355,735

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$62,049	$65,447
Accrued expenses and other current liabilities	213,224	206,967
Current maturities of long-term debt	4,611	2,104
Deferred revenue	182,515	167,912
Total current liabilities	462,399	442,430
Long-term debt	744,260	735,983
Long-term deferred revenue	20,912	20,488
Deferred income taxes	25,814	27,042
Other liabilities	94,359	61,628
Total liabilities	1,347,744	1,287,571
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2017 and 2016, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 64,073,000 and 62,614,000 shares; outstanding 62,419,000 and 62,266,000 shares at January 31, 2017 and 2016, respectively.	64	63
Additional paid-in capital	1,449,335	1,387,955
Treasury stock, at cost - 1,654,000 and 348,000 shares at January 31, 2017 and 2016, respectively.	(57,147)	(10,251)
Accumulated deficit	(230,816)	(201,436)
Accumulated other comprehensive loss	(154,856)	(116,194)
Total Verint Systems Inc. stockholders' equity	1,006,580	1,060,137
Noncontrolling interest	8,460	8,027
Total stockholders' equity	1,015,040	1,068,164
Total liabilities and stockholders' equity	$2,362,784	$2,355,735

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net (loss) income	$(26,246)	$22,228
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	114,257	106,300
Provision for doubtful accounts	1,791	669
Stock-based compensation, excluding cash-settled awards	65,421	64,387
Amortization of discount on convertible notes	10,668	10,123
Benefit for deferred income taxes	(16,941)	(5,640)
Excess tax benefits from stock award plans	(6)	(523)
Non-cash losses (gains) on derivative financial instruments, net	323	(394)
Other non-cash items, net	7,666	12,343
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(353)	3,433
Inventories	(286)	(3,258)
Deferred cost of revenue	7,124	6,187
Prepaid expenses and other assets	4,941	(2,886)
Accounts payable and accrued expenses	(9,521)	(15,260)
Deferred revenue	8,705	(12,364)
Other liabilities	4,987	(28,515)
Other, net	(115)	73
Net cash provided by operating activities	172,415	156,903

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(141,803)	(31,358)
Purchases of property and equipment	(27,540)	(25,265)
Purchases of investments	(36,761)	(92,808)
Maturities and sales of investments	89,342	71,457
Settlements of derivative financial instruments not designated as hedges	(349)	766
Cash paid for capitalized software development costs	(2,338)	(5,027)
Change in restricted cash and bank time deposits, including long-term portion	(36,579)	11,133
Other investing activities	—	(4,498)
Net cash used in investing activities	(156,028)	(75,600)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(3,308)	(309)
Payments of equity issuance, debt issuance and other debt-related costs	(249)	(239)
Proceeds from exercises of stock options	7	232
Dividends paid to noncontrolling interest	(2,421)	(3,199)
Purchases of treasury stock	(46,896)	—
Excess tax benefits from stock award plans	6	523
Payments of contingent consideration for business combinations (financing portion) and other financing activities	(4,058)	(7,212)
Net cash used in financing activities	(56,919)	(10,204)
Effect of exchange rate changes on cash and cash equivalents	(4,210)	(4,066)
Net (decrease) increase in cash and cash equivalents	(44,742)	67,033
Cash and cash equivalents, beginning of year	352,105	285,072
Cash and cash equivalents, end of year	$307,363	$352,105

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended

Total Revenue
Revenue for the three months and year ended January 31, 2016	$280,794	$1,130,266	$281,841	$1,134,641
Revenue for the three months and year ended January 31, 2017	$295,859	$1,062,106	$299,539	$1,072,696
Revenue for the three months and year ended January 31, 2017 at constant currency(1)	$298,000	$1,072,000	$302,000	$1,083,000
Reported period-over-period revenue change	5.4%	(6.0)%	6.3%	(5.5)%
% impact from change in foreign currency exchange rates	0.7%	0.8%	0.9%	0.9%
Constant currency period-over-period revenue change	6.1%	(5.2)%	7.2%	(4.6)%

Customer Engagement
Revenue for the three months and year ended January 31, 2016	$178,866	$694,857	$179,830	$698,298
Revenue for the three months and year ended January 31, 2017	$186,887	$705,897	$190,543	$716,163
Revenue for the three months and year ended January 31, 2017 at constant currency(1)	$189,000	$715,000	$193,000	$726,000
Reported period-over-period revenue growth	4.5%	1.6%	6.0%	2.6%
% impact from change in foreign currency exchange rates	1.2%	1.3%	1.3%	1.4%
Constant currency period-over-period revenue growth	5.7%	2.9%	7.3%	4.0%

Cyber Intelligence
Revenue for the three months and year ended January 31, 2016	$101,928	$435,409	$102,011	$436,343
Revenue for the three months and year ended January 31, 2017	$108,972	$356,209	$108,996	$356,533
Revenue for the three months and year ended January 31, 2017 at constant currency(1)	$109,000	$357,000	$109,000	$357,000
Reported period-over-period revenue change	6.9%	(18.2)%	6.8%	(18.3)%
% impact from change in foreign currency exchange rates	—%	0.2%	0.1%	0.1%
Constant currency period-over-period revenue change	6.9%	(18.0)%	6.9%	(18.2)%

(1) Revenue for the three months and year ended January 31, 2017 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2016 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, and constant currency measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2017 is 8.8%, and was 8.1% for the year ended January 31, 2016. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.